As filed with the Securities and Exchange Commission on May 11, 2009
                                                     Registration No. 333-158321


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1


             Registration Statement Under the Securities Act of 1933


                                    BIO-STUFF
             ______________________________________________________
             (Exact Name of Registrant As Specified In Its Charter)


           Nevada                                              Applied For
____________________________  _________________________   ______________________
(State or other jurisdiction      (Primary Standard          (I.R.S. Employer
    of incorporation or       Industrial Classification   Identification Number)
        organization)            Code Number: 3080)


                              Joao Prata dos Santos
                        76 Rua da Misericordia, Suite 214
                            1200-273 Lisbon, Portugal
                           Telephone: 351 91 865 89 93
         ______________________________________________________________
         (Address, and telephone number of principal executive offices)


                                   Copies to:
                                 Diane D. Dalmy
                                 Attorney at Law
                              8965 W. Cornell Place
                            Lakewood, Colorado 80227
                            303.985.9324 (telephone)
                               303.988.6954 (fax)


This post-effective amendment de-registers all shares of common stock remaining unsold as of the date hereof. (APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                              Accelerated filer   [ ]
Non-accelerated filer   [ ]                        Smaller reporting company [X]


                       DE-REGISTRATION OF UNSOLD COMMON SHARES

On March 3, 2009, BIO-STUFF (the "Company") filed a registration statement on Form S-1, (Registration No. 333-158321) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on April 9, 2009. The Registration Statement registered the sale by the selling stockholders identified therein of a total of 1,776,100 shares of the Company's common stock at $.01 per share (par value $0.001 per share) (the "Common Stock"),and up to another 7,500,000 common shares at $.05 per share.

The Company has been unable to sell any of the 7,500,000 common shares at $.05 per share. The purpose of this Post-Effective Amendment to the Registration Statement is to withdraw and remove from registration the unissued and unsold 7,500,000 shares of Common Stock previously registered under the Registration Statement. Consequently, the sole director on behalf of the Company terminated the primary offering of the 7,500,000 common shares on May 5, 2009. The Company hereby removes from the Registration Statement the 7,500,000 common shares originally registered by the Registration Statement.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lisbon, Portugal, on May 11,2009.


BIO-STUFF


By: /s/ JOAO P. DOS SANTOS
    ___________________________
        Joao P. dos Santos, CEO


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


By: /s/ JOAO P. DOS SANTOS
    ________________________________
        Joao P. dos Santos, CEO
        Director
        Principal Financial Officer,
        Controller and Director


May 11, 2009